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                                                                    EXHIBIT 99.6

                                     PROXY

                             NOODLE KIDOODLE, INC.
                        Special Meeting of Stockholders
                     To Be Held on Tuesday, July 25, 2000

     The undersigned stockholder of NOODLE KIDOODLE, INC. hereby appoints STANLEY GREENMAN, STEWART KATZ and JOSEPH MADENBERG, or any of them, with full power of substitution in each, attorneys and proxies for the undersigned, to vote all the shares of Common Stock of Noodle Kidoodle, Inc. which the undersigned could vote if personally present at the Special Meeting of Stockholders thereof to be held at The Chase Manhattan Bank, 395 North Service Road, Melville, New York on July 25, 2000 at 11:00 o'clock in the morning and at any adjournment or adjournments thereof for the purposes of (1) approving and adopting the Amended and Restated Agreement and Plan of Merger dated as of April 21, 2000 among Noodle Kidoodle, Inc., Zany Brainy, Inc., a Pennsylvania corporation, and Night Owl Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Zany Brainy, Inc., pursuant to which Noodle Kidoodle, Inc., will merge with Night Owl Acquisition Inc., and will become a wholly owned subsidiary of Zany Brainy Inc., and (2) transacting such other business as may properly come before the meeting.

               (Continued and to be signed on the reverse side.)

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                                  DIRECTIONS
                                      TO
                           THE CHASE MANHATTAN BANK
                            395 NORTH SERVICE ROAD
                             MELVILLE, N.Y. 11747

TRAVELING EAST take the LIE to Exit 49 South. Stay on the service road for three traffic lights; the third light is Pinelawn Road. Turn left onto Pinelawn; go over the LIE and make a left turn at the stoplight. You are now on the North Service Road, Turn into the first driveway on the right. #395 is the four story, white, oval building.

TRAVELING WEST take the LIE to Exit 49 North. Stay on the service road, cross Pinelawn Road (stoplight) and turn into the first driveway on your right, #395 is the four story, white, oval building.

TRAVELING NORTH ON ROUTE 110 make a right onto Pinelawn Road.
TRAVELING SOUTH ON ROUTE 110 make a left onto Pinelawn Road.
Take Pinelawn Road to next traffic light and make a right turn onto the Service Road. Turn into third driveway. #395 is the four story, white, oval building.

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                                                            Please mark   [X]
                                                            your vote as
                                                            indicated in
                                                            this example

                                                     FOR   AGAINST   ABSTAIN

1. Approval and adoption of the Amended and Restated    [_]     [_]       [_]
Agreement and Plan of Merger dated as of April 21, 2000 among Noodle Kidoodle, Inc., Zany Brainy, Inc., and Night Owl Acquisition, Inc.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If not otherwise specified, this Proxy will be voted FOR approval and adoption of the Amended and Restated Agreement and Plan of Merger dated as of April 21, 2000 among Noodle Kidoodle Inc., Zany Brainy, Inc., and Night Owl Acquisition, Inc.

Dated:                               , 2000
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                Signature


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                Signature

(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, EACH holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.
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